Exhibit 13

CERTIFICATIONS

Pursuant to  18 U.S.C. § 1350

I, David Raymond Morgan, certify that the Annual Report on Form 20-F for the year ended 30 September 2007 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 1 November 2007

/s/ David Raymond Morgan
David Raymond Morgan Managing Director and Chief Executive Officer

I, Philip Matthew Coffey, certify that the Annual Report on Form 20-F for the year ended 30 September 2007 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 1 November 2007

/s/ Philip Matthew Coffey
Philip Matthew Coffey Chief Financial Officer